McGuireWoods LLP 201 North Tryon Street Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com	Exhibit 5.1

November 1, 2019

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BofA Finance LLC, a Delaware limited liability company (the “Company”), and Bank of America Corporation, a Delaware corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantor on or about the date of this opinion letter to register, under the Securities Act of 1933, as amended (the “Act”), the issuance of debt securities of the Company (the “Debt Securities”) and the guarantee of the Debt Securities by the Guarantor (the “Guarantee,” and together with the Debt Securities, the “Securities”).

The Debt Securities and the related Guarantee are to be issued from time to time pursuant to a Senior Debt Securities Indenture dated as of August 23, 2016 among the Company, as Issuer, the Guarantor, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement (including the exhibits thereto), the prospectus contained in the Registration Statement relating to the Securities (the “Prospectus”), certificates of public officials and of officers of the Company and the Guarantor, and originals or copies of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter, including resolutions of the Company’s Board of Managers and the Guarantor’s Board of Directors authorizing the filing of the Registration Statement and the issuance of the Securities, subject to, with respect to each particular issuance of Debt Securities, further specific authorization for such issuance by or pursuant to proper action of the Company’s Board of Managers (such further authorization, the “Authorizing Resolutions”).

BofA Finance LLC

Bank of America Corporation

November 1, 2019

As used herein, the term “Applicable Law” means the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York, all as in effect on the date hereof.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent we have reviewed and relied upon certificates of the Company or authorized representatives thereof, certificates of the Guarantor or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures; Authentic and Conforming Documents; Legal Capacity. The signatures of individuals who have signed the Indenture are genuine and, other than those of individuals signing on behalf of the Company and the Guarantor at or before the date hereof, authorized, all documents submitted to us as originals are authentic, complete and accurate, all documents submitted to us as copies conform to authentic original documents, and all individuals who have signed or will sign the Indenture or other documents submitted to us had the legal capacity to execute any such document.

(c) Organizational Status; Power and Authority. All parties to the Indenture are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(d) Authorization, Execution and Delivery. The Indenture and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(e) Indenture Binding on Certain Parties. The Indenture is and will be the valid and binding obligation enforceable against the trustee party thereto in accordance with its terms.

(f) Noncontravention. Neither the issuance of the Debt Securities by the Company or of the related Guarantee by the Guarantor, the execution and delivery of the Indenture and the Securities by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or

BofA Finance LLC

Bank of America Corporation

November 1, 2019

articles of organization, limited liability company agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company or the Guarantor as to their respective organizational documents in effect as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company or the Guarantor as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company or the Guarantor as to the Indenture as of the date hereof.

(g) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Debt Securities by the Company or of the Guarantee by the Guarantor or to the execution and delivery of the Indenture by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company or the Guarantor as of the date hereof.

Our Opinions

Based solely upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exclusions and other assumptions set forth in this opinion letter, we are of the opinion that when (i) Authorizing Resolutions with respect to any Debt Securities have been duly adopted, (ii) the terms and form of such Debt Securities and the terms of their issuance and sale have been established in conformity with the Authorizing Resolutions and the Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable supplement(s) to the Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) such Debt Securities have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture, such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Guarantee thereof will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification. The enforceability of any agreement of the Company or the Guarantor as may be included in the terms of the Indenture relating to indemnification, contribution or

BofA Finance LLC

Bank of America Corporation

November 1, 2019

exculpation from costs, expenses or other liabilities, which agreement is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company or the Guarantor in the Indenture to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company or the Guarantor regarding the choice of law governing the Indenture (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d) Remedies. The enforceability of any provision in the Indenture to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Currency Conversion. We advise you that a judgment for money relating to any obligation under Debt Securities or the related Guarantee denominated in a currency other than

BofA Finance LLC

Bank of America Corporation

November 1, 2019

United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP